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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-39642, 333-68032, and 333-81334) and Form S-8 (File Nos. 333-62891, 333-63430, 333-76254, 333-86161 and 333-100814) of
Amkor Technology, Inc. of our report dated January 29, 2003, except for the information in Note 7 describing the transaction involving the Company's wafer fabrication business, for which the date is February 28, 2003 and the sale of the Company's investment in ASI for which the date is March 24, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 27, 2003